                                                                    EX-99.16(b)

               MERRILL LYNCH SHORT-TERM GLOBAL INCOME FUND, INC.
               SCHEDULE FOR COMPUTATION OF PERFORMANCE QUOTATIONS
                     30 DAYS STANDARDIZED YIELD FOR PERIOD
                           ENDING DECEMBER 27, 1990

                                    Class B

Long term income generally based on yield to
maturity times market value of each security
divided by 12,                                              $9,572,803

Plus short term income accrued for the past
thirty days,                                                14,589,122
                                                         -------------
 Equals Total Income                                        24,161,925

Less expenses for the past thirty days                      (3,263,336)

Equals net monthly income for yield calculation             20,898,589

 Average shares outstanding for 30 days                    259,054,848

Times the Net Asset Value                                         9.92

Equals total dollars                                    $2,569,824,092

 Net monthly income divided by total dollars
      equals,                                              0.008132302

 Add 1                                                     1.008132302

 Raise to the power of 6                                   1.049796658

 Subtract 1                                                0.049796658

 Times 2                                                   0.099593315

 Expressed as a percentage equals the
      standardized yield for 30 day period,                      9. 96%
                                                         --------------

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                                                                   EXHIBIT 16(b)
                                                                     (Continued)

               MERRILL LYNCH SHORT-TERM GLOBAL INCOME FUND, INC.
               SCHEDULE FOR COMPUTATION OF PERFORMANCE QUOTATIONS
                 PERIOD OF AUGUST 3, 1990 TO DECEMBER 27, 1990
                    AVERAGE ANNUAL RETURN AND TOTAL RETURN

                                    Class B

                                                      Average Annual         Total
                                                       Return Since       Return Since
                                                         Inception         Inception*
Initial Investment                                       $1,000.00          $1,000.00

Divided by Net Asset Value                                   10.00              10.00
                                                         ---------          ---------
Equals Shares Purchased                                     100.00             100.00

 Plus Shares Acquired through
   Dividend Reinvestment,                                     3.08               3.08
                                                         ---------          ---------
 Equals Shares Held
   at 12/27/90,                                             103.08             103.08

 Multiplied by Net Asset
   Value at 12/27/90,                                         9.92               9.92
                                                         ---------          ---------
 Equals Ending Value before
   deduction for contingent
   deferred sales charge,                                 1,022.55           1,022.60

 Less deferred sales charge                                  29.75               0.00
                                                         ---------          ---------
Equals Ending Redeemable
  Value at $1,000
   Investment (ERV),                                     $  992.80          $1,022.60
                                                         ---------          ---------
Divided by $1,000 (P)                                       0.9928             1.0226

 Subtract 1                                                -0.0072             0.0226

 Expressed as a percentage
   equals the Aggregate Total
   Return-for the Period,                                   -0.72%
                                                          ---------
 Expressed as a percentage
   equals the Aggregate Total
  Return for the Period,                                                          2.26%
                                                                             ----------
 ERV divided by P                                           0.9929

 Raise to the power of 6                                 2.4829932

 Equals                                                     0.9822

Subtract 1                                                 -0.0178

 Expressed as a percentage
  equals the Average
   Annualized Total Return,                                 -1.79%
                                                         ---------


*does not include sales charge for the period.